UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100 Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2024, Plumas Bank (the “Bank”), a wholly-owned subsidiary of Plumas Bancorp (the “Company”), entered into two agreements for the purchase and sale of real property (the “Sale Agreements”) with Mountainseed Real Estate Services, LLC, a Georgia limited liability company (“Mountainseed”), providing for the Bank’s sale to Mountainseed of up to 12 properties (the “Properties”) for an aggregate cash purchase price of $33.6 million, assuming all of the Properties are sold. Eleven of the Properties are located in California and one is located in Nevada.

One Sale Agreement provides for the sale to Mountainseed of up to nine properties owned and operated by the Bank as branches (the “Branches”) for an aggregate cash purchase price of approximately $25.7 million, assuming all of the Branches are sold. The second Sale Agreement provides for the sale to Mountainseed of up to three properties operated as non-branch administrative offices (the “Non-Branch Offices”) for an aggregate cash purchase price of $7.9 million, assuming all of the Non-Branch Offices are sold. Mountainseed has the right to terminate either or both of the Sale Agreements prior to closing, entirely or with respective to any of the Properties. The Bank may terminate the Sale Agreement for the Branches if Mountainseed determines to purchase only Branches having an aggregate purchase price of less than $22 million. The Bank may terminate the Sale Agreement for the Non-Branch Offices if Mountainseed determines to purchase only Non-Branch Offices having an aggregate purchase price of less than $5.1 million.

Under the Sale Agreements, the parties have agreed, concurrently with the closing of the sale of the Properties, to enter into triple net lease agreements (the “Lease Agreements”) pursuant to which the Bank will lease each of the Properties sold. Each Lease Agreement will have an initial term of fifteen years with one 15-year renewal option. The Lease Agreements will provide for annual rent of approximately $3.1 million in the aggregate for all Properties; increased by two percent (2%) per annum for each year during the initial Term. During the renewal term, the initial rent will be the basic rent during the last year of the initial term, increased by two percent (2%) per annum for each year during the renewal term.

The Company expects the transaction to close in the first quarter of 2024. The closing is subject to Mountainseed performing satisfactory due diligence on the Properties and other customary closing conditions.

The sale-leaseback transaction is expected to result in a pre-tax gain of approximately $27 million, assuming all of the Properties are sold. Aggregate first year rent expense under the Lease Agreements will be approximately $3.1 million pretax, assuming all of the Properties are sold, and will be partially offset by the elimination of the depreciation expense on the buildings and the investment of the proceeds. The Company is evaluating a potential sale of a portion of its securities portfolio that is currently in a loss position that, if consummated, would offset some or all of the gain generated by the sale of the Properties.

The foregoing description of the Sale Agreement for the Branches, the Sale Agreement for the Non-Branch Offices and the form of the Lease Agreement is a summary and is qualified in its entirety by the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated by reference.

Caution About Forward-Looking Statements

Certain statements in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include the expected timing of the closing sale-leaseback transaction, the number and the value of Properties that will be sold in the sale-leaseback transaction, the risk the sale leaseback transaction will not be consummated and expectations regarding the financial impacts of the sale leaseback transaction. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, due diligence results, the expenses that reduce the pre-tax net gain recognized on the sale of the Properties, changes in management’s assumptions, and material changes in interest rates. Further information regarding Company’s risk factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by the Company in the report or the exhibits attached to this report speaks only as of the date on which it is made.

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement for Purchase and Sale of Real Property by and between Plumas Bank and Mountainseed Real Estate Services, LLC (Branches)*
10.2	Agreement for Purchase and Sale of Real Property by and between Plumas Bank and Mountainseed Real Estate Services, LLC (Non-Branch Offices)*
10.3	Form of Lease Agreement by and between Plumas Bank and Mountainseed Real Estate Services, LLC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5). The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMAS BANCORP

Dated: January 23, 2024	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer